Exhibit 10.26

PROMISSORY NOTE

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$461,500,00	04-02-2012	10-01-2012	113			CB

References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing “***” has been omitted due to text length limitations.

Borrower:	Superior Drilling Products of California, LLC	Lender:	US Employment Development Lending Center, LLC
	19479 Creek Blvd.		1 World Trade Center, Suite 1870
	Bakersfield, CA 93314		Long Beach, CA 90831

Principal Amount: $461,500.00	Initial Rate: 6.250%	Date of Note: April 2, 2012

PROMISE TO PAY. Superior Drilling Products of California, LLC (“Borrower”) promises to pay to US Employment Development Lending Center, LLC (“Lender”), or order, in lawful money of the United States of America, the principal amount of Four Hundred Sixty-one Thousand Five Hundred & 00/100 Dollars ($461,500.00), together with interest on the unpaid principal balance from April 2, 2012, until paid in full.

PAYMENT. Borrower will pay this loan in one principal payment of $461,500.00 plus interest on October 1, 2012. This payment due on October 1, 2012, will be for all principal and all accrued interest not yet paid. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning May 1, 2012, with all subsequent interest payments to be due on the same day of each month after that. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any late charges; and then to any unpaid collection costs. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the prime rate as published in the Wall Street Journal (the “Index”). The Index is not necessarily the lowest rate charged by Lender on its loans, if the index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current index rate upon Borrower’s request. The interest rate change will not occur more often than each day. Borrower understands that Lender may make loans based on other rates as well. The index currently is 3.250% per annum. Interest on the unpaid principal balance of this Note will be calculated as described in the “INTEREST CALCULATION METHOD” paragraph using a rate of 3.000 percentage points over the index, adjusted if necessary for any minimum and maximum rate limitations described below, resulting in an initial rate of 6.250%. NOTICE: Under no circumstances will the interest rate on this Note be less than 6.250% per annum or more than the maximum rate allowed by applicable law.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 30/360 simple interest basis; that is, with the exception of odd days before the first full payment cycle, monthly interest is calculated by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by a month of 30 days. Interest for the odd days before the first full month is calculated on the basis of the actual days and a 360-day year. All interest payable under this Note is computed using this method.

JOB CREATION INTEREST RATE PROVISION. Notwithstanding anything contained in this Note to the contrary: (i) if, on the first anniversary of the date of this Note, the total number of employees employed by Borrower has increased over the number of employees employed by Borrower as of the date of this Note by less than five (5) full time positions, or if, during the first twelve (12) months of the term of this Note, Borrower fails to provide such reports and documentation required by Lender to evidence and report the results of any job creation by Borrower, then the Interest Rate shall automatically increase, without notice, during the calendar year form the first anniversary of this Note to the second anniversary of this Note to a rate equal to the “Wall Street Journal Prime” (as defined herein) plus six percent (6.00%); and (ii) if, on the second anniversary of the date of this Note, the number of employees employed by Borrower has increased by less than (12) full-time positions, of if, during the second twelve (12) months of the term of this Note, Borrower fails to provide such reports and documentation required by Lender to evidence and report the results of any job creation by Borrower, or if, Borrower fails to sustain a minimum of twelve new (12) full-time positions over the number of employees employed by Borrower as of the time of this Note at all times during the period between the second and third anniversary of this Note, then the interest Rate shall be increased for the remaining term of the Loan to a rate equal to the Wall street Journal Prime plus six percent (6.00%). For purposes of this provision: (i) the term “full-time position” shall refer to an employee of Borrower who regularly works at least thirty-five (35) hours in a workweek and is compensated by wages paid by Borrower and reported for federal tax purposes on IRS Form W-2, and (ii) Borrower and Lender acknowledge that, as of the date of this Note, the number of employees currently employed by Borrower in connection with its business is 24. The term “Wall Street Journal Prime” shall mean the rate from time to time published in the Wall Street Journal and referred to therein as “Prime Rate,” provided that if the Prime Rate should cease to be published in the Wall Street Journal, or if the Wall Street Journal should cease to be published, then Lender shall select an alternate base rate (for purposes of this provision) that, in the judgment of Lendor is likely to result in a base rate being substantially similar to the Prime Rate previously published.

PREPAYMENT; MINIMUM INTEREST CHARGE. In any event, even upon full prepayment of this Note, Borrower understands that, Lender is entitled to a minimum interest charge of $50.00. Other than Borrower’s obligation to pay any minimum interest charge, Borrower may pay without penally all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: US Employment Development Lending Center, LLC, 1 World Trade Center, Suite 1870 Long Beach, CA 90831.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment.

INTEREST AFTER DEFAULT. Upon default, the interest rate on this Note shall, if permitted under applicable law, immediately increase by adding an additional 5.000 percentage point margin (“Default Rate Margin”). The Default Rate Margin shall also apply to each succeeding interest rate change that would have applied had there been no default.

DEFAULT. Each of the following shall constitute an event of default (“Event of Default”) under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Environmental Default. Failure of any party to comply with or perform when due any term, obligation, covenant or condition contained in any environmental agreement executed in connection with any loan.

PROMISSORY NOTE
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False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Death or Insolvency. The dissolution of Borrower (regardless of whether election to continue is made), any member withdraws from Borrower, or any other termination of Borrower’s existence as a going business or the death of any member, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Adverse Change. A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Insecurity. Lender in good faith believes itself insecure.

FAILURE OF THE DEBENTURE TO FUND. Notwithstanding anything to the contrary herein, in the event that the Debenture as defined in the SBA 504 Loan Program does not close or otherwise fund pursuant to the terms of the SBA Authorization within six (6) months of the Closing Date, then Lender shall, at its option, have the right to declare the entire principal amount of the Loan plus any accrued interest due and payable in full upon thirty (30) days written notice to Borrower.

LENDER’S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS’ FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender’s attorneys’ fees and Lender’s legal expenses, whether or not there is a lawsuit, including attorneys’ fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. Borrower also will pay any court costs, in addition to all other sums provided by law.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of California without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of California.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of Los Angeles County County, State of California.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $25.00 if Borrower makes a payment on Borrower’s loan and the check or preauthorized charge with which Borrower pays is later dishonored.

COLLATERAL. Borrower acknowledges this Note is secured by the following collateral described in the security instruments listed herein:

(A)  a Deed of Trust dated April 2, 2012, to a trustee in favor of Lender on real property located in Kern County, State of California. That agreement contains the following due on sale provision: Lender may, at Lender’s option, declare immediately due and payable all sums secured by the Deed of Trust upon the sale or transfer, without Lender’s prior written consent, of all or any part of the Real Property, or any interest in the Real Property. A “sale or transfer” means the conveyance of Real property or any right, title or interest in the Real Property; whether legal, beneficial or equitable; whether voluntary or involuntary; whether by outright sale, deed, installment sale contract, land contract, contract for deed, leasehold interest with a term greater than three (3) years, lease-option contract, or by sale, assignment, or transfer of any beneficial interest in or to any land trust holding title to the Real Property, or by any other method of conveyance of an interest in the Real Property. If any Borrower is a corporation, partnership or limited liability company, transfer also includes any change in ownership of more than twenty-five percent (25%) of the voting stock, partnership interests or limited liability company interests, as the case may be, of such Borrower. However, this option shall not be exercised by Lender if such exercise is prohibited by applicable law.

(B)  an Assignment of All Rents to Lender on real property located in Kern County, State of California.

(C)  equipment, fixtures and mineral, oil and gas described in a Commercial Security Agreement dated April 2, 2012.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower’s heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive any applicable statute of limitations, presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PROMISSORY NOTE
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PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS, BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

SUPERIOR DRILLING PRODUCTS OF CALIFORNIA, LLC

By:	/s/ Annette D. Meier
Annette D. Meier, Manager of Superior Drilling
Products of California, LLC

LASER PRO Lending, Ver. 5.60.00.005 Copr. Harland Financial Solutions, Inc. 1997, 2012. All Rights Reserved - CA C:\HARLANDLP\CFI\LPL\G14.FC TR-113 PR-14